EXHIBIT 10.2
COMMITMENT INCREASE SUPPLEMENT

April 17, 2023
Sumitomo Mitsui Banking Corporation,
as Administrative Agent
277 Park Avenue
New York, NY 10172
Attention: Jairo Vargas Montenegro
Telephone: 980-382-3703
Email: jairo_vargasmontenegro@smbcgroup.com

Re: Barings Private Credit Corporation, a Maryland corporation (the “Company”)

Ladies and Gentlemen:

We refer to (a) that certain Senior Secured Revolving Credit Agreement, dated as of March 6, 2023 (as amended, restated, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Response Letter (as defined below) and not otherwise defined have the meanings for such terms set forth in the Credit Agreement), by and among the Company, the Lenders and Issuing Banks from time to time party thereto and Sumitomo Mitsui Banking Corporation, as Administrative Agent (in such capacity, the “Administrative Agent”); and (b) the Notice of Commitment Increase Request, dated as of April 17, 2023, provided by the Company to the Administrative Agent (the “Notice”).

Pursuant to the Notice and Section 2.08(e) of the Credit Agreement, we deliver this response (this “Response Letter”) to confirm that each of the Company and Regions Bank (the “Assuming Lender”) agrees that, effective upon the satisfaction of the conditions set forth in Sections 2.08(e)(i) and (ii) of the Credit Agreement (the “Commitment Increase Date”), the Assuming Lender will (and does hereby) become a “Lender” under and for all purposes of the Credit Agreement with a Multicurrency Commitment equal to $50,000,000. Without limiting the foregoing, the Assuming Lender hereby agrees to be bound by and comply with all of the terms and provisions of the Credit Agreement applicable to it as a “Lender” thereunder and that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. The Assuming Lender represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Response Letter and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement.

This Response Letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Response Letter may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Response Letter by telecopy, email, or other electronic method of transmission (e.g. PDF) shall be effective as delivery of a manually executed counterpart of this Response Letter. This Response Letter shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto hereby agree that this Response Letter is a Loan Document.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

REGIONS BANK,
as Assuming Lender

By: ___________________________________
Name:
Title:

BARINGS PRIVATE CREDIT
CORPORATION

By: ___________________________________
Name:
Title:

ACKNOWLEDGED, ACCEPTED
CONSENTED AND AGREED:

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent

By: ___________________________________
Name:
Title: